UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

EAST WEST BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EAST WEST BANCORP, INC.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101

ADDITIONAL INFORMATION REGARDING
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2020
The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of East West Bancorp, Inc. (the “Company”), dated April 10, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 19, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about May 8, 2020.
THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION OF
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2020

To the Stockholders of East West Bancorp, Inc.:
Due to the public health impact of the coronavirus (COVID-19) outbreak, and to support the health and well-being of our employees, stockholders, and other meeting participants, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders of East West Bancorp, Inc. (the “Annual Meeting”) has been changed and will now be held by means of a virtual format only. The date and time of the Annual Meeting, Tuesday, May 19, 2020 at 2:00 pm Pacific Time, as disclosed in the Company’s proxy materials for the Annual Meeting, has not changed. In light of the change to a virtual meeting format, you will not be able to attend the Annual Meeting physically in person.
As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder of record of East West Bancorp, Inc. common stock at the close of business on March 23, 2020 (the “Record Date”), or hold a legal proxy for the Annual Meeting provided by your broker, bank or other nominee. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by following the instructions below.
Attending the Annual Meeting as a Stockholder of Record:
If you were a holder of record of common stock of the Company at the close of business on the Record Date (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you can attend the audio webcast of the meeting by accessing www.meetingcenter.io/230302465 and entering the 15-digit control number on the proxy card or Notice of Internet Availability of Proxy Materials you previously received. The meeting password is EWBC2020. You are encouraged to join the meeting 15 minutes before the start of the Annual Meeting to allow time to log-in and test your device’s audio system.
Registering to Attend the Annual Meeting as a Beneficial Owner:
If you were a beneficial holder of common stock of the Company as of the Record Date (i.e., you hold your shares in “street name” through an intermediary, such as a broker, bank or other nominee), you must register in advance to virtually attend the Annual Meeting. To register, you must obtain a legal proxy, executed in your favor, from the holder of record and submit proof of your legal proxy reflecting the number of shares of Company common stock you held as of the Record Date, along with your name and email address, to Computershare. Please forward the email from your broker, bank or other nominee or attach an image of your legal proxy to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time, on May 14, 2020. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the audio webcast of the meeting, go to www.meetingcenter.io/230302465 and enter your control number and the meeting password EWBC2020. You are encouraged to join the meeting 15 minutes before the start of the Annual Meeting to allow time to log-in and test your device’s audio system.

Voting Shares:
Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, please vote as soon as possible by one of the methods described in the proxy materials for the Annual Meeting to ensure that your shares are represented and voted at the Annual Meeting. If you have not already voted your shares in advance, you will be able to vote your shares electronically during the Annual Meeting by clicking on the “Cast Your Vote” link on the meeting center at www.meetingcenter.io/230302465.
The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted, you do not need to vote again.
We appreciate your continued support of the Company.

By order of the Board of Directors,

By:	/s/ Douglas P. Krause
DOUGLAS P. KRAUSE
Chief Corporate Officer
Pasadena, California
May 8, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2020:
Pursuant to the Securities and Exchange Commission rules related to the availability of proxy materials, the Company has made its Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2019 available on the Company’s corporate website at www.eastwestbank.com/annual and at www.envisionreports.com/EWBC.